UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01. Regulation FD

Assurant, Inc. (“Assurant” or the “Company”) announced today that it expects to record between $82 million to $89 million pre-tax, or $65 million to $70 million after-tax, of reportable catastrophe losses, mainly in the Global Housing segment for third quarter 2018. This is related to Hurricane Florence which made landfall on September 14, 2018 and increased reserves on claims for Hurricane Maria which occurred in the third quarter 2017.

Hurricane Florence losses were primarily driven by wind and flood damage for lender-placed and manufactured housing products in North and South Carolina.

The Company’s reportable catastrophes include individual catastrophic events that generate losses in excess of $5 million, pre-tax and net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums.

Below is a table summarizing the expected losses from both hurricanes:

Event	Assurant 3Q18 reportable catastrophe losses (Pre-tax, dollars in millions)
Hurricane Florence[1]	$66-$70

Hurricane Maria[2]	$16-$19

[1]	Losses from Hurricane Florence include $1 million to $2 million of losses in Global Lifestyle related to the Global Automotive business.
[2]	The additional third quarter 2018 losses for Hurricane Maria are above the per-event limit of $170 million for Assurant’s 2017 Caribbean Catastrophe Reinsurance Tower.

In addition, Hurricane Michael made landfall in the Florida panhandle on October 10, 2018. Based on our preliminary view of exposure and losses in the affected areas, the Company expects Global Housing to incur losses between $55 million and $85 million pre-tax mainly related to wind damage for lender-placed products. The initial estimated loss range reflects the inherent variability of early loss projections and claims severity, particularly in high-damage regions.

On November 6, 2018, the Company will report third quarter 2018 results and a refined range of estimated fourth quarter losses for Hurricane Michael.

CAUTIONARY STATEMENT – Some of the statements included in this Form 8-K, particularly estimated reportable catastrophe losses and their expected impact on the Company’s catastrophe reinsurance program (including program limits), may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect the Company’s results, please refer to the risk factors identified in the Company’s annual and periodic reports as filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Carey S. Roberts
Carey S. Roberts Executive Vice President, Chief Legal Officer and Secretary

Date: October 22, 2018